Exhibit 10.10

AGREEMENT OF PURCHASE AND SALE

BY AND BETWEEN

THE REALTY ASSOCIATES FUND V, L.P.

AND

IIT ACQUISITIONS LLC

Date:	August 2, 2010

Property:	8429, 8433, 8435 & 8457 Eastern Avenue Bell Gardens, California

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is made and entered into as of the 2nd day of August, 2010, by and between THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (hereinafter referred to as “Seller”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (hereinafter referred to as “Purchaser”).

In consideration of the mutual promises, covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I.

Sale of Property

1.1. Sale of Property. Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to, the following:

1.1.1. Land and Improvements. Those certain parcels of real property, more particularly described on Exhibit A attached hereto and incorporated herein by reference thereto (the “Land”) together with all improvements located thereon (the “Improvements”).

1.1.2. Leases. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto and any guarantees thereof, hereinafter referred to collectively as the “Leases,” being more particularly described on Exhibit E attached hereto, and all prepaid rent attributable to the period following the Closing, and subject to Section 4.2.4 below, the security deposits under such Leases (collectively, the “Leasehold Property”).

1.1.3. Real Property. All rights, privileges and easements appurtenant to Seller’s interest in the Land and the Improvements, if any, including, without limitation, all of Seller’s right, title and interest, if any, in and to all minerals, water and mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances are sometimes collectively referred to herein as the “Real Property”).

1.1.4. Personal Property. All personal property (including equipment), if any, owned by Seller and located on the Real Property as of the date hereof, all plans and specifications and as-built drawings for the Improvements and equipment in Seller’s possession or control, all inventory owned by Seller, if any, located on the Real Property on the date of Closing (hereinafter defined), and all fixtures (if any) owned by Seller and located on the Real Property as of the date hereof (the “Personal Property”).

1.1.5. Intangible Property. All non-exclusive trademarks and trade names, if any, used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”), together with the Seller’s interest, if any, in and to any service, equipment, supply and maintenance contracts described on Exhibit K attached hereto (the “Contracts”) which are considered Assigned Contracts (as defined in Section 4.4) hereunder, guarantees, licenses, approvals, certificates, permits and warranties relating to the Real Property, to the extent assignable (collectively, the “Intangible Property”). The Real Property, the Leasehold Property, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the “Property.”

1.2. Excluded Property. It is hereby acknowledged by the parties that Seller shall not convey to Purchaser claims relating to (a) any real property tax refunds or rebates for periods prior to the Closing, (b) existing insurance claims, and (c) any existing claims against tenants of the Property, which claims shall be reserved by Seller. Claims reserved by Seller against tenants shall be subject to Section 4.2 of this Agreement.

ARTICLE II.

Purchase Price

2.1. Purchase Price. The purchase price for the Property shall be FIFTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($15,500,000.00) (the “Purchase Price”). The Purchase Price, as adjusted by all prorations as provided for herein, shall be paid to Seller by Purchaser at Closing, as herein defined, by wire transfer of immediately available federal funds.

ARTICLE III.

Deposit

3.1. Initial Deposit. Within two (2) business days after the Effective Date, as defined in Section 16.4 of this Agreement and as a condition precedent to the formation of this Agreement, Purchaser shall deposit FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Initial Deposit”) with Chicago Title Insurance Company, Suite 1700, 2001 Bryan Street, Dallas, Texas 75201, Attention: Ellen Schwab (the “Escrow Agent”) in immediately available federal funds, the receipt of which is hereby acknowledged by Escrow Agent’s execution hereof. If Purchaser shall fail to deposit the Initial Deposit within the time period provided for above, Seller may at any time prior to the deposit of the

Initial Deposit, terminate this Agreement, in which case this Agreement shall be null and void ab initio and in such event Escrow Agent shall immediately deliver to Seller all copies of this Agreement in its possession and thereafter, neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. As used herein, the term “Deposit” means the Initial Deposit, together with all interest accrued thereon.

3.2. Application of Deposit. If the Closing occurs, the Deposit shall be paid to Seller and credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be held and delivered as hereinafter provided.

3.3. Interest Bearing. The Deposit shall (i) be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Purchaser and reasonably acceptable to Seller and (ii) include any interest earned thereon. To allow the interest bearing account to be opened, Purchaser’s and Seller’s tax identification or social security numbers are set forth below their signatures.

3.4. Escrow Agent. Escrow Agent is executing this Agreement to acknowledge Escrow Agent’s responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Purchaser or Seller hereunder to either of them. Additional provisions with respect to the Escrow Agent are set forth in Article XVI.

3.5. Independent Consideration. In addition to the Deposit, Purchaser has, concurrently with its execution hereof, delivered to Seller a check in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the “Independent Contract Consideration”), which amount Seller and Purchaser agree has been bargained for as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.

ARTICLE IV.

Closing, Prorations and Closing Costs

4.1. Closing. The closing of the purchase and sale of the Property shall occur on or before 3:00 p.m. Eastern time on or before Tuesday, August 17, 2010 and shall be held through escrow with Escrow Agent such that Seller, Purchaser and their attorneys need not be physically present and may deliver documents by overnight courier or other means. “Closing” shall be deemed to have occurred when the Title Company has been instructed by both parties to release escrow and to record the Deed. Time is hereby made of the essence. The date of Closing is referred to in this Agreement as the “Closing Date.”

4.2. Prorations. All matters involving prorations or adjustments to be made in connection with Closing and not specifically provided for in some other provision of this Agreement shall be adjusted in accordance with this Section 4.2. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 4.2 shall be prorated as of midnight of the day immediately preceding the Closing Date, with Purchaser to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

4.2.1. Taxes. Except to the extent payable directly by nondelinquent tenants under the Leases, real estate and personal property taxes and special assessments, if any, shall be prorated as of the Closing Date. Seller shall pay all real estate and personal property taxes and special assessments attributable to the Property for the period up to, but not including, the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year and such proration shall be adjusted in cash between Seller and Purchaser upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs, differ from the amounts used in the Closing in accordance with the provisions of Section 4.2.5 hereof. All taxes imposed due to a change of use of the Property after the Closing Date shall be paid by the Purchaser or by tenants pursuant to the Leases. Special assessments for local improvements installed prior to the Effective Date shall be prorated at Closing to the extent not clearly payable by tenants pursuant to the Leases. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

4.2.2. Insurance. There shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies. Purchaser shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Purchaser.

4.2.3 Utilities. Purchaser and Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Purchaser and Seller immediately after the same have been determined. Seller shall attempt to have all utility meters read as of the Closing Date. Purchaser shall cause all utility services not in the name of a tenant to be placed in Purchaser’s name as of the Closing Date. If permitted by the applicable utilities, all utility deposits in Seller’s name that are required to be maintained after Closing shall be assigned to Purchaser as of the Closing Date and Seller shall receive a credit therefor at Closing.

4.2.4. Rents. Rents (including, without limitation, estimated pass-through payments, payments for common area maintenance reconciliations and all additional charges payable by tenants under the Leases, (collectively, “Rents”) collected by Seller prior to Closing shall be prorated as of the Closing Date. During the period after Closing, Purchaser shall deliver to Seller Rents accrued but uncollected as of the Closing Date for the three (3) months prior to Closing, to the extent subsequently collected by Purchaser; provided, however, Purchaser shall apply Rents received at or after Closing first to payment of Rents due for the month of the Closing, then to Rents due for periods from and after the Closing Date, and thereafter up to three (3) months of delinquent Rents owed to Seller. Notwithstanding the foregoing, “true up” payments received from tenants attributable to a year-end reconciliation of actual and budgeted pass-through payments shall be allocated between Seller and Purchaser in accordance with their respective period of ownership as set forth in Section 4.2.5 below. Seller shall have the right, after Closing, to proceed against tenants for Rents allocable to the period of Seller’s ownership of the Property, so long as Seller takes no action that could result in termination of any Lease without the prior written consent of Purchaser in each instance, which may be withheld in Purchaser’s sole and absolute discretion. Purchaser agrees that it shall use commercially reasonable efforts to collect all pass-through rents payable by tenants for the year of Closing and for any delinquent Rents for the three (3) months prior to Closing (provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent Rents or to terminate any Lease). The amount of any unapplied security deposits under the Leases held by Seller in cash at the time of Closing shall be credited against the Purchase Price; accordingly, Seller shall retain the actual cash deposits. If any deposits are in the form of a letter of credit or other non-cash security, Seller shall assign Seller’s interest, if any, in and to any such deposit at Closing at no cost to Seller.

4.2.5. Calculations. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. The amount of such prorations shall be initially performed at Closing but shall be subject to adjustment in cash after the Closing as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (or as soon thereafter as may be practicable, with respect to common area maintenance and other additional rent charges (including pass-throughs for real estate and personal property taxes and special assessments) payable by tenants under leases). Except as set forth in this Section 4.2, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of Section 4.2 shall survive the Closing.

4.2.6. Leasing Commissions and Leasing Costs. Seller shall be responsible for and shall pay at or before Closing, or shall escrow at Closing with Escrow Agent under escrow instructions reasonably acceptable to Purchaser, all leasing commissions and tenant improvement costs or allowances therefor due and payable by the landlord with respect to Leases executed prior to the Effective Date, including without limitation, any leasing commissions earned but deferred as to payment and commissions, tenant improvements or other leasing costs payable for lease renewals or extensions that a tenant has exercised under its existing Lease prior to the Effective Date. Purchaser shall be responsible for all leasing commissions and tenant improvement costs or allowances therefor attributable to any new leases executed after the Effective Date and the renewal or expansion of any existing Lease exercised by the tenant or otherwise entered into after the Effective Date. If Seller has, prior to the Closing, paid any leasing commissions or other leasing costs which are Purchaser’s responsibility hereunder, Seller will receive a credit for same from Purchaser at the Closing.

4.2.7. Prepaid Items. Prepaid fees, if any, for licenses which are transferred to the Purchaser at the Closing shall be apportioned between the Seller and the Purchaser at the Closing.

4.2.8. Declaration Assessments. Any periodic assessments and other periodic charges paid by Seller under any private declaration affecting the Property shall be prorated between Seller and Purchaser at the Closing.

4.2.9 Rent Credit. At Closing, Seller shall provide a credit to Purchaser against the Purchase Price in the amount of $134,793.37, which amount represents the difference between the rent payable by HBD/Thermoid, Inc. under its lease and the amount of rent for its space for the balance of its lease term if such rent were equal to $0.40 per square foot per month. If the Closing Date occurs after August 17, 2010, the amount of the credit shall be adjusted accordingly.

4.3. Closing Costs. Seller shall pay the basic title premium for the Owner’s Policy, the County transfer tax payable upon the transfer of the Property and the cost of the Existing Survey (as hereinafter defined). Purchaser shall pay the cost of any endorsements to the Owner’s Policy and the cost of the Survey and any update or other changes requested by Purchaser to the Survey, including the cost of any ALTA Table A items or other certifications. Purchaser shall also pay all costs associated with Purchaser’s due diligence, except as otherwise set forth herein. Each party shall be responsible for its own attorney’s fees. Any fees or costs of Escrow Agent shall be shared equally between Purchaser and Seller.

4.4. Contracts. Unless Purchaser terminates this Agreement prior to the expiration of the Feasibility Period, then on or before the expiration of the Feasibility Period, Purchaser shall provide Seller with written notice of the Contracts Purchaser elects to assume (the “Assigned Contracts”). If Purchaser fails to deliver such assumption notice, then Purchaser shall be deemed to have elected to assume all of the Contracts. If Purchaser elects not to terminate this Agreement during the Feasibility Period, Purchaser acknowledges that Assigned Contracts will include, regardless of whether listed in Purchaser’s assumption notice, all Contracts, if any, which are not terminable on thirty (30) or less days notice, without cause and without penalty or fee to Seller. Seller shall deliver a termination notice at the Closing as to all Contracts not constituting Assigned Contracts, but Purchaser will be responsible for any charges due under such Contracts until the effective date of termination. Notwithstanding anything in this Section 4.4 to the contrary, Seller agrees that all property management and leasing agreements entered into by Seller shall be terminated, effective as of the Closing Date, at the sole cost and expense of Seller.

ARTICLE V.

Purchaser’s Right of Inspection; Feasibility Period

5.1. Right to Evaluate. Commencing on the Effective Date and continuing until 11:59 p.m. Pacific time on Tuesday, August 10, 2010 (the “Feasibility Period”), Purchaser and its agents shall have the right during business hours (with reasonable advance notice to Seller and subject to the rights of the tenants in possession), at Purchaser’s sole cost and expense and at Purchaser’s and its agents’ sole risk, to perform inspections and tests of the Property and to perform such other analyses, inquiries and investigations as Purchaser shall deem necessary or appropriate; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives conduct any physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) including, without limitation, any ground borings or invasive testing of the Improvements (collectively, “Physical Testing”), without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. In the event Purchaser desires to conduct any such Physical Testing of the Property, then Purchaser shall submit to Seller, for Seller’s approval, a written detailed description of the scope and extent of the proposed Physical Testing, which approval may be given or withheld in Seller’s sole and absolute discretion. If Seller does not approve the Physical Testing or approves only a portion thereof, Purchaser may, at its option, by sending written notice to Seller, elect to, either (i) terminate this Agreement or (ii) conduct during the Feasibility Period that portion of the Physical Testing approved by Seller, if any, or if Seller disapproves the entire proposed Physical Testing, affirmatively agree to forego any Physical Testing of the Property. In the event Purchaser terminates this Agreement as aforesaid, the Deposit shall be immediately refunded to Purchaser and this Agreement shall terminate and be of no further force and effect other than the Surviving Termination Obligations (as defined in Section 16.12). In no event shall Seller be obligated as a condition of this transaction to perform or pay for any environmental remediation of the Property recommended by any such Physical Testing. After making such tests and inspections, Purchaser agrees to promptly restore the Improvements and surface of the Real Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement), provided, however that Purchaser shall have no liability with respect to and no obligation to restore the Improvements or the Real Property to the extent of any damage or liability arising from the Purchaser Liability Exceptions (as hereinafter defined in Section 5.2), so long as Purchaser takes reasonable steps not to exacerbate any condition giving rise to a Purchaser Liability Exception discovered by Purchaser. Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: commercial liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence ($2,000,000 in the aggregate), together with umbrella coverage of at least Five Million and No/100 Dollars ($5,000,000.00), such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and tests. Seller shall have the right, in its discretion, to accompany Purchaser and/or its agents during any inspection (including, but not limited to, tenant interviews) provided Seller or its agents do not unreasonably interfere with Purchaser’s inspection. If Purchaser elects not to terminate this Agreement during the Feasibility Period, Purchaser will continue to have access to the Property until Closing, including, without limitation, the right to permit Purchaser’s proposed lender to conduct a Phase I Environmental Site Assessment and physical conditions assessment, and the right to perform analyses and inspections, subject in all respects to, and only as and to the extent permitted above in, this Article V. Purchaser has no right, express or implied, to terminate this Agreement or receive back the Deposit based, directly or indirectly, on any tests, assessments, analyses or inspections conducted by or on behalf of Purchaser or Purchaser’s lender after the Feasibility Period.

5.2. Inspection Obligations and Indemnity. Purchaser and its agents and representatives shall: (a) not unreasonably disturb the tenants of the Improvements or unreasonably interfere with their use of the Real Property pursuant to their respective Leases; (b) not unreasonably interfere with the operation and maintenance of the Real Property; (c) not damage any part of the Property or any personal property owned or held by any tenant; (d) not injure or otherwise cause bodily harm to Seller, its agents, contractors and employees or any tenant; (e) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (f) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; (g) restore the Improvements and the surface of the Real Property to the condition in which the same was found before any such inspection or tests were undertaken; (h) not reveal or disclose any information obtained during the Feasibility Period concerning the Property to anyone outside Purchaser’s organization other than its Authorized Representatives (as defined in Section 15.1) or as required to be disclosed by law or other regulatory or legal process; (i) not contact or otherwise interview any tenant except in the presence of Seller or one of Seller’s representatives, or except to the extent otherwise approved by Seller, such approval not to be unreasonably withheld, conditioned or delayed; and (j) not contact any Federal, State or local governmental authority concerning the Property, other than standard requests for zoning, tax, utility service and similar verification materials and standard requests as part of a customary Phase I environmental investigation. Purchaser shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances or policies in conducting its inspection of the Property and Physical Testing. Purchaser shall, and does hereby agree to indemnify, defend and hold the Seller, its partners, officers, directors, employees, agents, attorneys and their respective successors and assigns, harmless from and against any and all claims, demands, suits, obligations, payments, damages, losses, penalties, liabilities, costs and expenses (including but not limited to attorneys’ fees) (collectively, “Claims”) arising out of Purchaser’s or Purchaser’s agents’ actions taken in, on or about the Property in the exercise of the inspection right granted pursuant to Section 5.1, including, without limitation, (i) claims made by any tenant against Seller for Purchaser’s entry into such tenant’s premises in a manner not permitted to Seller pursuant to such tenant’s lease or any interference with any tenant’s use or damage to its premises or property in connection with Purchaser’s review of the Property, and (ii) violation of Purchaser’s obligations pursuant to this Section 5.2. Notwithstanding the foregoing, Purchaser shall have no liability for any Claims related to (i) any loss, liability, cost or expense to the extent arising from, or related to, the negligent or willful acts or omissions of Seller or its representatives or any tenant of the Property, (ii) any diminution in value of the Property arising from, or related to, matters discovered by Purchaser or its agents, employees or representatives during any inspections undertaken by Purchaser or its agents, employees or representatives in compliance with the terms of this Agreement, but not otherwise, (iii) any latent defects in the Property discovered by Purchaser or its agents, employees or representatives during any inspections undertaken by Purchaser or its agents, employees or representatives in compliance with the terms of this Agreement, but not otherwise, and/or (iv) any Hazardous Materials (as hereinafter defined in Section 7.1.11) or regulated substances which are discovered (but not deposited or spread) in, on, under or about the Property by Purchaser or its agents, employees or representatives during any inspections undertaken by Purchaser or its agents, employees or representatives in compliance with the terms of this Agreement, but not otherwise (collectively the “Purchaser Liability Exceptions”) so long as, in each case, Purchaser takes reasonable steps not to exacerbate any such condition discovered by Purchaser. This Section 5.2 shall survive the Closing and/or any termination of this Agreement.

5.3. Seller Deliveries. Seller shall use its reasonable, good faith efforts to deliver to Purchaser or make available at the Property, at Seller’s option, all of the items specified on Exhibit B attached hereto (the “Documents”) to the extent such items are in Seller’s possession or control; provided, however, except as otherwise expressly set forth in Section

7.1 hereof, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in such documents, if any, relating to the Property. Purchaser hereby waives any and all claims against Seller arising out of the accuracy, completeness, conclusions or statements expressed in materials so furnished and any and all claims arising out of any duty of Seller to acquire, seek or obtain such materials. Notwithstanding anything contained in the preceding sentence, Seller shall not deliver or make available to Purchaser Seller’s internal memoranda, attorney-client privileged materials, roof or other physical inspection reports, internal appraisals and economic evaluations of the Property, and reports regarding the Property prepared by Seller or its affiliates solely for internal use or for the information of the investors in Seller. Purchaser acknowledges that any and all of the Documents that are not otherwise known by or available to the public are proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose such non-public Documents, or any of the provisions, terms or conditions thereof, to any party outside of Purchaser’s organization other than its Authorized Representatives or as required to be disclosed by law or other regulatory or legal process. Purchaser shall return all of the Documents or certify to Seller its destruction thereof, on or before five (5) business days after the first to occur of (a) such time as Purchaser notifies Seller in writing that it shall not acquire the Property, or (b) such time as this Agreement is terminated for any reason (other than due to Seller’s default or the Closing). This Section 5.3 shall survive any termination of this Agreement for a period of two (2) years.

5.4. Independent Examination. Purchaser hereby acknowledges that it has been, or will have been given, prior to the termination of the Feasibility Period, a full, complete and adequate opportunity to make such legal, factual and other determinations, analyses, inquiries and investigations as Purchaser deems necessary or appropriate in connection with the acquisition of the Property. Purchaser is relying upon its own independent examination of the Property and all matters relating thereto and not upon any statements of Seller (excluding the limited matters expressly represented by Seller in Article VII hereof, in the Deed and in the Non-Foreign Entity Certification (as defined in Section 11.2.5)) or of any officer, director, employee, agent or attorney of Seller with respect to acquiring the Property. Seller shall not be deemed to have represented or warranted the completeness or accuracy of any studies, investigations and reports heretofore or hereafter furnished to Purchaser. The provisions of this Section 5.4 shall survive Closing and/or termination of this Agreement.

5.5. Termination Right. Purchaser shall have the right at any time during the Feasibility Period to terminate this Agreement by written notice to Seller, in Purchaser’s sole and absolute discretion. Unless Purchaser provides written notice to Seller before the end of the Feasibility Period that Purchaser desires to proceed with this transaction, this Agreement shall automatically terminate at the end of the Feasibility Period, subject to the Surviving Termination Obligations (as defined in Section 16.12 herein). In the event of termination under this Section 5.5, the Deposit shall be delivered to Purchaser by Escrow Agent and thereupon neither party shall have any further rights or obligations to the other hereunder other than the Surviving Termination Obligations. If Purchaser does timely notify Seller in writing of its election to proceed with this Agreement on or before the expiration of the Feasibility Period, time being of the essence, Purchaser will have no further right to terminate this Agreement under this Section 5.5 and this Agreement shall continue in full force and effect. This is an “all or none” transaction and Purchaser has no right to terminate this Agreement as to any part of the Property.

5.6. Copies of Reports. As additional consideration for the transaction contemplated herein, Purchaser agrees that upon termination of this Agreement for any reason except for Seller’s default or Closing, it will provide to Seller, within five (5) business days following a written request therefor, copies of any and all third (3rd) party reports, tests or studies relating to the Property in Purchaser’s possession, including but not limited to those involving environmental matters. Notwithstanding any provision of this Agreement, no termination of this Agreement shall terminate Purchaser’s obligations pursuant to the foregoing sentence. Seller hereby waives and Purchaser disclaims any warranty or representation whatsoever by Purchaser with respect to the contents, accuracy or value of any such items delivered by Purchaser.

ARTICLE VI.

Title and Survey Matters

6.1. Title. Purchaser hereby acknowledges receipt of a title insurance commitment (the “Commitment”) for an Owner’s Policy of Title Insurance, issued by Chicago Title Insurance Company (the “Title Company”), covering the Real Property, together with a copy of all exceptions set forth therein. Purchaser shall notify Seller before the expiration of the Feasibility Period in writing of any title exceptions identified in the Commitment which Purchaser reasonably disapproves. Any exception shown in the most recent Commitment in effect as of the end of the Feasibility Period (whether or not previously objected to by Purchaser) shall be deemed approved by Purchaser and shall constitute a “Permitted Exception” hereunder. Purchaser and Seller hereby agree that (i) all non-delinquent property taxes and assessments, (ii) the rights of the tenants under the Leases and Approved New Leases, (iii) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser and (iv) the exceptions to title identified on Exhibit D attached hereto, shall constitute “Permitted Exceptions.” Notwithstanding anything to the contrary, any mortgages or other monetary liens created by Seller against the Property shall not be Permitted Exceptions and shall be removed or terminated on or before Closing. Without Seller’s prior written consent, Purchaser shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof prior to Closing. If Purchaser elects to terminate this Agreement, Purchaser shall be responsible for any cancellation fee due Title Company up to Five Hundred and No/100 Dollars ($500.00) as a result of the actions of Purchaser.

6.2. Survey. Seller has provided Purchaser with a copy of Seller’s existing survey of the Property (the “Existing Survey”). Purchaser shall have the right to request a new survey or an update to the Existing Survey (any such new or updated survey, the “Survey”) during the Feasibility Period. If the Survey discloses any matters which are unacceptable to Purchaser, in Purchaser’s sole and absolute discretion, Purchaser shall notify Seller in writing no later than the expiration of the Feasibility Period. Any survey matter shown on the Survey, or on the Existing Survey if a Survey is not obtained, as of the end of the Feasibility Period (whether or not previously objected to by Purchaser) shall be deemed approved by Purchaser and shall constitute a Permitted Exception hereunder.

6.3 Cure of Title or Survey Matters. Seller may agree, prior to the end of the Feasibility Period, at its sole election, to have any matters shown on the Commitment or any Survey or Existing Survey matters to which Purchaser has objected removed or insured over, if such insurance is acceptable in Purchaser’s sole and absolute discretion, on or before the Closing Date; provided, however, in no event will Seller be obligated to do so or otherwise to incur costs with respect thereto in the absence of such an agreement. If Purchaser fails, for any or no reason, to obtain the Survey, Purchaser will be deemed to have waived any requirement set forth in this Agreement regarding the Survey and all matters shown on the Existing Survey or which would be shown on a current survey of the Property had one been obtained, shall also be considered “Permitted Exceptions.”

6.4. New Title Exceptions. If the Commitment or Survey is updated after the Feasibility Period and reflects a new title or survey exception which would, in the reasonable opinion of a reasonably prudent investor, materially adversely affect title to the Property (a “New Title Exception”), Purchaser shall, as long as such New Title Exception was not caused or created by Purchaser, have the right to object to same by delivery of written notice to Seller (the “New Title Objection Notice”) on or before the earlier of the Closing Date or five (5) business days following the date Purchaser receives the updated Commitment or Survey. If Purchaser fails to timely deliver the New Title Objection Notice, Purchaser will be deemed to have waived such New Title Exception and same will be considered a Permitted Exception hereunder. Seller has no obligation to cure any New Title Exception, but if Seller timely receives a New Title Objection Notice and fails to provide the Title Company with such affidavits, indemnities, bonds or other assurances necessary for the Title Company to issue the Title Policy without exception for such New Title Exception, then Purchaser shall have the right to terminate this Agreement by delivery of written notice to Seller and the Title Company on or before the Closing Date. If Purchaser timely delivers such termination notice, the Deposit shall be delivered to Purchaser and thereupon neither party shall, subject to the Surviving Termination Obligations, have any further rights or obligations to the other hereunder. If Purchaser shall fail to timely notify Seller in writing of its election to terminate this Agreement on or before the Closing Date, time being of the essence, the termination right described in this Section 6.4 shall be immediately null and void and of no further force or effect, the Closing will occur as scheduled and the Permitted Exceptions will include all uncured New Title Exceptions.

ARTICLE VII.

Representations and Warranties of the Seller

7.1. Seller’s Representations. Seller represents and warrants that the following matters are true and correct as of the Effective Date and, as a condition of Closing, these matters will be true and correct at Closing.

7.1.1. Authority. Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and does not, to the best of Seller’s knowledge, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. All documents to be executed by Seller which are to be delivered at Closing, will at the time of Closing (i) be duly authorized, executed and delivered by Seller, (ii) be legal, valid and binding obligations of Seller, and (iii) not violate, to the best of Seller’s knowledge, any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

7.1.2. Foreign Person; Prohibited Person. Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code. Seller is not a Prohibited Person (as defined below). To the best of Seller’s knowledge, except for third-party persons who hold direct or indirect ownership interests in Seller, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Agreement is a Prohibited Person. To the best of Seller’s knowledge, the Property is not the property of, or beneficially owned by, a Prohibited Person. To the best of Seller’s knowledge, except for third-party persons who hold direct or indirect ownership interests in Seller, the Property is not the proceeds of specified unlawful activity as defined by 18 U.S.C. §1956(c)(7). “Prohibited Person” means any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

7.1.3. No Default. The execution and delivery of this Agreement, and consummation of the transaction described in this Agreement, will not, to the best of Seller’s knowledge, constitute a default under any contract, lease, or agreement to which Seller is a party and relating to the Property.

7.1.4. No Suits; Compliance with Law. Except as disclosed in the Documents, to the best of Seller’s knowledge, there is no action, suit or proceeding pending or threatened against Seller and affecting the Property, in any court or before or by and federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality. Except as disclosed in the Documents, to the best of Seller’s knowledge, Seller has received no written notice from any governmental authority of any material noncompliance of the Property with applicable laws, rules or regulations.

7.1.5. No Bankruptcy. No petition in bankruptcy (voluntary or otherwise), attachment, execution proceeding, assignment for the benefit of creditors, or petition seeking reorganization or insolvency, arrangement or other action or proceeding under federal or state bankruptcy law is pending against or contemplated (or, to the best of Seller’s knowledge, threatened) by or against Seller or any general partner of Seller.

7.1.6. Tenant Leases and Contracts.

(a) To the best of Seller’s knowledge, Seller has provided or will provide Purchaser with access to complete copies of all Leases and all amendments, guaranties and other documents relating thereto. To the best of Seller’s knowledge, the rent roll attached hereto as Exhibit E is the form of rent roll that Seller uses in the ordinary course of its business with respect to the Property, but Seller does not warrant the accuracy of any information set forth therein. To the best of Seller’s knowledge, Seller has not entered into any Leases other than the Leases shown on the rent roll attached hereto as Exhibit E. Except as disclosed in the Documents, to the best of Seller’s knowledge, Seller has not received from any tenant under a Lease at the Property any written notice to terminate the tenant’s Lease.

(b) To the best of Seller’s knowledge, Seller has provided or will provide Purchaser with access to complete copies of the Contracts.

(c) To the best of Seller’s knowledge, Seller has not entered into any leasing commission agreements which would be binding upon Purchaser or the Property, except as shown on the list attached hereto as Exhibit L.

7.1.7. Employees. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

7.1.8. Hazardous Materials. Except as disclosed in the Documents, to the best of Seller’s knowledge, Seller has not received written notice from any governmental authority alleging that the Property is not in full compliance with Environmental Laws (as defined below). “Environmental Law” means any law, including requirements under permits, licenses, consents and approvals, relating to pollution or protection of human health or the environment, including those that relate to emissions, discharges, releases or threatened releases, or the generation, manufacturing, processing, distribution, use, treatment, storage, disposal, transport, or handling, of Hazardous Materials. “Hazardous Materials” means those materials that are regulated by or form the basis of liability under any Environmental Law, including: (a) any substance identified under any Environmental Law as a pollutant, contaminant, hazardous substance, liquid, industrial or solid or hazardous waste, hazardous material or toxic substance; (b) any petroleum or petroleum derived substance or waste; (c) any asbestos or asbestos-containing material; (d) any polychlorinated biphenyl (PCB) or PCB-containing or urea-formaldehyde-containing material or fluid; (e) any radioactive material or substance, including radon; (f) any lead or lead based paints or materials; and (g) any mold, fungi, yeast or other similar biological agents that may have an adverse effect on human health.

7.2. Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of Seller’s knowledge”, “to the current, actual, conscious knowledge of Seller” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of David Buxbaum and James Harper and Seller represents that the foregoing are those employees of TA Associates Realty with the responsibility for overseeing the sale, management and operation of the Property. Such individuals have no personal liability under this Agreement or otherwise with respect to the Property.

7.3. Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this Article VII to the extent, prior to or at Closing, Purchaser shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Purchaser determines prior to Closing that there is a breach of any of the representations and warranties made by Seller above, then Purchaser may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter. In the event Purchaser terminates this Agreement for the reasons set forth above, the Deposit shall be immediately refunded to Purchaser, and neither Purchaser nor Seller shall thereafter have any other rights or remedies hereunder other than under Section 16.12 hereof. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Purchaser, to the extent that, prior to the Closing, Purchaser has actual knowledge of information (from whatever source, including, without limitation the property manager, the tenant estoppel certificates, as a result of

Purchaser’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller’s agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

7.4. Survival. The express representations and warranties made in this Agreement by Seller shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be commenced, if at all, on or before the date that is nine (9) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect.

ARTICLE VIII.

Representations and Warranties of Purchaser

8.1. Purchaser represents and warrants to Seller that the following matters are true and correct as of the Effective Date. References to “Purchaser’s knowledge” or words of similar import herein or in the Closing Documents, shall mean only the current, actual conscious knowledge, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Tom McGonagle and Andrea Karp, who shall have no personal liability under this Agreement or otherwise with respect to this transaction or the Property.

8.1.1 Authority. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by Purchaser, is the legal, valid and binding obligation of Purchaser, and does not, to Purchaser’s knowledge, violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject. All documents to be executed by Purchaser which are to be delivered at Closing, at the time of Closing will be duly authorized, executed and delivered by Purchaser, at the time of Closing will be legal, valid and binding obligations of Purchaser, and at the time of Closing will not violate, to Purchaser’s knowledge, any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject.

8.1.2. Bankruptcy or Debt of Purchaser. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

8.1.3. ERISA Compliance. Purchaser has informed Seller and Purchaser hereby represents and warrants to Seller that, so long as the shares of Industrial Income Trust Inc. constitute publicly offered securities under applicable plan asset regulations, Purchaser is not a “plan” nor a plan “fiduciary” nor an entity holding “plan assets” (as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended, and its applicable regulations as issued by the Department of Labor and the Internal Revenue Service, “ERISA”) nor an entity whose assets are deemed to be plan assets under ERISA and that Purchaser is acquiring the Property for Purchaser’s own personal account and that, so long as the shares of Industrial Income Trust Inc. constitute publicly offered securities under applicable plan asset regulations, the Property shall not constitute plan assets subject to ERISA upon conveyance of the Property by Seller and the closing of this Agreement between Purchaser and Seller. Seller shall not have any obligation to close the transaction contemplated by this Agreement if the transaction for any reason constitutes a prohibited transaction under ERISA or if Purchaser’s representation is found to be false or misleading in any respect. The foregoing representation and warranty shall survive the Closing.

8.1.4. No Financing Contingency. It is expressly acknowledged by Purchaser that this transaction is not subject to any financing contingency, and no financing for this transaction shall be provided by Seller.

8.1.5. Prohibited Person. Purchaser is not a Prohibited Person. To Purchaser’s knowledge, except for third-party persons who hold direct or indirect ownership interests in Purchaser, none of Purchaser’s affiliates or parent entities is a Prohibited Person. To Purchaser’s knowledge, except for third-party persons who hold direct or indirect ownership interests in Purchaser, the Property is not the property of or beneficially owned by a Prohibited Person. To Purchaser’s knowledge, except for third-party persons who hold direct or indirect ownership interests in Purchaser, the Property is not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

8.2. Purchaser’s Acknowledgment. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement or in the Deed, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that, except as provided herein, Seller has not made, does not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection

Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and all applicable state laws, and regulations promulgated thereunder. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement or in the Deed, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement or in the Deed, and as a material inducement to the execution and delivery of this Agreement by Seller, the sale of the Property as provided for herein is made on an “AS IS, WHERE IS” CONDITION AND BASIS “WITH ALL FAULTS.” Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver and that Purchaser has assets in excess of $5,000,000. Notwithstanding anything herein to the contrary, in no event shall Seller have any liability for any breach of a representation, warranty, covenant and/or indemnity set forth herein or in any of the closing documents other than the Deed and the Non-Foreign Entity Certification in excess of Four Hundred Seventy One Thousand and No/100 Dollars ($471,000.00) in the aggregate for all claims, including court costs and reasonable attorneys’ fees for enforcement. The provisions of this Section 8.2 shall survive Closing and/or termination of this Agreement.

8.3. Purchaser’s Release. Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment manager, property manager, the partners, trustees, shareholders, beneficiaries, directors, officers, employees, attorneys and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any hazardous or regulated substance, (iv) the Property’s compliance with any applicable federal, state or local law, rule or regulation, or (v) any other aspect of the Property; provided, however, this release does not apply to Seller’s breach of any of the representations and warranties of Seller set forth in Article VII or in the Deed or the Non-Foreign Entity Certification or Seller’s breach after Closing of any of the post-closing proration adjustment provisions set forth in Article IV.

PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

The terms and provisions of this Section 8.3 shall survive Closing and/or termination of this Agreement.

8.4. Survival. The express representations and warranties made in this Agreement by Purchaser shall not merge into any instrument of conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of all such representations and warranties (except for the representation and warranty set forth in Section 8.1.3) shall be commenced, if at all, on or before the date that is six (6) months after the Closing Date and, if not commenced on or before such date, thereafter shall be void and of no force or effect. The representation and warranty set forth in Section 8.1.3 hereof shall survive Closing and/or termination of this Agreement.

8.5 Disclosure Statement. Seller may, but is not obligated to, deliver to Purchaser a Natural Hazard Disclosure Statement (the “Statement”) in the form provided under California law. If Seller provides a Statement to Purchaser, the Statement will purport to disclose whether the Real Property is located in a special flood hazard area, a dam inundation failure area, a high fire severity area, a wildland fire area, an earthquake fault zone and/or a seismic hazard area (collectively, the “Natural Hazard Areas”). Purchaser represents and warrants to Seller as follows: (a) Purchaser and its agents are sophisticated investors in real estate and possess the expertise to assess whether the Real Property is located in any of the Natural Hazard Areas and the impact on Purchaser’s use, operation, development and enjoyment of the Real Property if the Real Property is located in any of the Natural Hazard Areas, (b) prior to the last day of the Feasibility Period, independent of the Statement, Purchaser shall have determined whether the Real Property is located in any of the Natural Hazard Areas and will have assessed the impact on Purchaser’s use, operation, development and enjoyment of the Real Property if the Real Property is located in any of the Natural Hazard Areas, and (c) Purchaser is not relying on the Statement (if one is delivered) in consummating the transactions contemplated hereby. If Seller delivers a Statement to Purchaser, Purchaser agrees that Seller shall have no liability to Purchaser for any errors or omissions in the Statement. Purchaser hereby waives any right it may have to receive a

Statement from Seller and such waiver includes any right Purchaser may have to terminate this Agreement as a result of any such failure under California Civil Code Section 1103.3 or otherwise. Purchaser hereby releases Seller from any liability Seller may have to Purchaser as a result of Seller’s failure to deliver a Statement to Purchaser, including, without limitation, any damages recoverable under California Civil Code Section 1103.13. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

8.6 Section 25359.7 of Health and Safety Code. Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review those certain environmental assessments and studies of the Property delivered to Purchaser pursuant to this Agreement (collectively, “Seller’s Environmental Reports”). Purchaser (a) acknowledges Purchaser’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) will be, prior to the expiration of the Feasibility Period, fully aware of the matters described in the Seller’s Environmental Reports; and (c) after receiving advice of Purchaser’s legal counsel, waives any and all rights Purchaser may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

ARTICLE IX.

Seller’s Interim Operating Covenants.

9.1. Operations. Seller agrees to continue to operate, manage and maintain the Improvements through the Closing Date in the ordinary course of Seller’s business, in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XII of this Agreement.

9.2. Maintain Insurance. Seller agrees to maintain until the Closing Date fire and extended coverage insurance on the Property and liability insurance, which are at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date.

9.3. Personal Property. Seller agrees not to transfer or remove any Personal Property from the Improvements after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

9.4. No Sales. Except for the execution of tenant Leases pursuant to Section 9.5, Seller agrees that it shall not convey or encumber any interest in the Property to any third party.

9.5. Tenant Leases. Seller shall not, from and after the date which is five (5) business days prior to the expiration of the Feasibility Period, (i) grant any consent or waive any material rights under the Leases, (ii) terminate any Lease, or (iii) enter into a new lease, modify an existing Lease or renew, extend or expand an existing Lease in each case without the prior written approval of Purchaser (an “Approved New Lease”), which in each case shall not be unreasonably withheld, conditioned or delayed, and which shall be deemed granted if Purchaser fails to respond to a request for approval within five (5) business days after receipt of the request therefor together with a summary of lease terms and credit information of the proposed tenant. In the event that Seller shall enter into, modify, renew, grant concessions or terminate a Lease prior to the date which is five (5) business days prior to the expiration of the Feasibility Period, it shall promptly notify Purchaser in writing thereof and shall include a copy of such document entered into by Seller by the date which is the earlier of (i) within five (5) business days of such occurrence or (ii) the expiration of the Feasibility Period.

9.6 Contracts. Without Purchaser’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Seller shall not enter into any new (or extend, amend, renew or replace any existing) Contract affecting the Property or which would be binding upon Purchaser upon its acquisition of the Property; provided, however, (i) Seller may enter into service or similar contracts without Purchaser’s approval if such contract is entered into in the ordinary course of Seller’s business and is terminable without penalty or premium on not more than 30 days notice from the owner of the Property and is disclosed promptly in writing to Purchaser; and (ii) Seller may enter new Leases as provided in Section 9.5.

ARTICLE X.

Closing Conditions.

10.1. Conditions to Obligations of Seller. The obligations of Seller under this Agreement to sell the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date except to the extent that any of such conditions may be waived by Seller in writing at Closing.

10.1.1. Representations, Warranties and Covenants of Purchaser. All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date and Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser prior to the Closing Date.

10.2. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement to purchase the Property and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent that any of such conditions may be waived by Purchaser in writing at Closing.

10.2.1. Representations, Warranties and Covenants of Seller. All representations and warranties of Seller in this Agreement or in the Closing Documents shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if such representations and warranties were made anew as of the Closing Date and Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller prior to and on the Closing Date. Notwithstanding the foregoing, no change in circumstances or status of the tenants (e.g., defaults, bankruptcies or other adverse matters relating to such tenant) occurring after the end of the Feasibility Period, shall permit Purchaser to terminate this Agreement or constitute grounds for Purchaser’s failure to close in accordance with the terms hereof.

10.2.2. Tenant Estoppels and SNDAs. Purchaser shall have received a Tenant estoppel certificate substantially in the form attached hereto as Exhibit C (or, if different, the form and content required under the applicable Lease) from (a) Konoike – General, Inc., Kiwi Distributing, Inc., Energized Distribution, LLC, and HBD/Thermoid, Inc. (the “Major Tenants”) or (b) such tenants who occupy at least eighty-five percent (85%) of the leased rentable square footage of the Property (“Required Estoppel Amount”); provided, however, if Purchaser has not notified Seller in writing of the failure of the conditions set forth in this Section 10.2.2 prior to 5:00 p.m. Eastern time on that day that is three (3) Business Days prior to Closing, these conditions shall be deemed satisfied. Notwithstanding the foregoing, at Seller’s sole option, Seller may extend the Closing Date for up to an additional thirty (30) days in order to satisfy the foregoing requirement in which event Seller shall deliver notice of such extension to Purchaser not less than two (2) business days prior to the then existing Closing Date. In no event shall Seller be obligated to deliver updates to any of the tenant estoppel certificates, unless the tenant estoppel certificate is dated more than thirty (30) days before the Closing Date. Seller will deliver Purchaser copies of the signed tenant estoppels promptly following Seller’s receipt and, if Purchaser fails to deliver a written objection notice to Seller within three (3) business days following the date of delivery, such signed tenant estoppels will be deemed approved by Purchaser. Purchaser acknowledges that the tenants may use a form of tenant estoppel certificate attached to their Lease or may modify the form attached hereto, and Purchaser agrees not to unreasonably withhold approval of such substitute or modified tenant estoppel certificate as long as same complies with the estoppel requirements in the applicable Lease. Seller shall not be in default for failure to deliver any required tenant estoppel certificate, it being agreed that Purchaser’s sole remedy for such failure shall be to terminate this Agreement and receive a refund of the Deposit. In addition, Seller shall use reasonable efforts to obtain and deliver to Purchaser promptly after receipt, a written estoppel certificate from any owners’ association governing any of the Property or any party under a reciprocal easement agreement affecting the Property in substantially the form delivered by Purchaser to Seller during the Feasibility Period. The signed certificates from such owners’ associations (or other entity) are collectively referred to herein as the “Other Estoppels.” Seller will deliver copies of the signed Other Estoppels to Purchaser promptly following receipt. Purchaser agrees that neither Seller nor its property manager shall be required to incur any expense or liability nor shall Seller have any obligation to declare a default or otherwise threaten or pursue any remedy for the failure of any association (or other entity) to deliver any Other Estoppel. Purchaser acknowledges and agrees that, notwithstanding anything herein to the contrary, the execution or delivery of any Other Estoppel shall not be a condition to Purchaser’s obligation to proceed to the Closing nor shall the failure, for any or no reason, to receive any Other Estoppel entitle Purchaser to terminate this Agreement or receive back the Deposit. Seller shall require its property manager to request the tenants to execute and deliver any subordination, non-disturbance and attornment agreements (each a “SNDA”) requested by Purchaser’s mortgage lender – it being agreed, however, that Seller or it property manager shall not be required to incur any expense or liability nor shall Seller have any obligation to declare a default or otherwise threaten or pursue any remedy for a tenant’s failure to deliver any such SNDA. Purchaser acknowledges and agrees that, notwithstanding anything herein to the contrary, the execution or delivery of any SNDA shall not be a condition to Purchaser’s obligation to proceed to the Closing nor shall the failure, for any or no reason, to receive any SNDA entitle Purchaser to terminate this Agreement or receive back the Deposit.

10.2.3. Title Policy. Upon recordation of the Deed and payment of the title insurance premiums, the Title Company shall be irrevocably committed to issue to Purchaser an Owner’s Policy of Title Insurance subject only to the Permitted Exceptions.

10.2.4. Possession of the Property. Delivery by Seller of possession of the Property, subject to the Permitted Exceptions and the rights of tenants under the Leases and Approved New Leases.

If any condition specified in this Section 10.2 is not satisfied on or before the Closing Date through no breach by Purchaser, Purchaser may, at its option, and in its sole and absolute discretion, (a) waive any such condition which can legally be waived at the Closing and proceed to Closing without adjustment or abatement of the Purchase Price, or (b) terminate this Agreement by written notice thereof to Seller, in which case the Deposit shall be returned to Purchaser, and Seller shall pay all of the cancellation charges, if any, of Escrow Agent and Title Company. In addition to (and notwithstanding) the foregoing, if the failure of the condition is due to a breach by Seller hereunder, Buyer may pursue any of its remedies under Section 13.1 or otherwise available under law or equity.

ARTICLE XI.

Closing

11.1. Purchaser’s Closing Obligations. Purchaser, at its sole cost and expense, shall deliver or cause to be delivered to Seller at Closing the following:

11.1.1. The Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer or other immediately available federal funds, which amount shall be received in escrow by the Title Company at or before 3:00 p.m. Eastern Time.

11.1.2 A blanket conveyance and bill of sale, substantially in the form attached hereto as Exhibit G (the “General Assignment”), duly executed by Purchaser, conveying and assigning to Purchaser the Personal Property, the Contracts, the records and plans, and the Intangible Property.

11.1.3. Written notice addressed generally to all tenants of the Property executed by Purchaser (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor, substantially in the form attached hereto as Exhibit H.

11.1.4. Evidence reasonably satisfactory to Seller and the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power and authority to do so.

11.1.5. A closing statement duly executed by Purchaser setting forth the Purchase Price and any adjustments thereto.

11.1.6. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

11.2. Seller’s Closing Obligations. Seller, at its sole cost and expense, shall deliver or cause to be delivered to Purchaser the following:

11.2.1. A grant deed (the “Deed”) in recordable form duly executed and acknowledged by Seller conveying to Purchaser the Land and Improvements described on Exhibit A in fee simple, subject only to the Permitted Exceptions, substantially in the form attached hereto as Exhibit F.

11.2.2. The General Assignment, duly executed by Seller, conveying and assigning to Purchaser the Personal Property, the Contracts, the records and plans, and the Intangible Property.

11.2.3. Written notice addressed generally to all tenants of the Property executed by Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for any security deposits identified in the rent roll, and (iii) indicating that rent should thereafter be paid to Purchaser, substantially in the form attached hereto as Exhibit H.

11.2.4. Evidence reasonably satisfactory to Purchaser and the Title Company that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so.

11.2.5. A certificate duly executed by Seller substantially in the form attached hereto as Exhibit I (“Non-foreign Entity Certification”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

11.2.6. The following items, to the extent in Seller’s possession: (i) all keys and combinations to locks for all doors and spaces which may be locked (whether occupied or not) in the Improvements; and (ii) all original (to the extent available, otherwise copies of) Leases, Contracts, permits, books, records, tenant files, tenant database, operating reports, plans and specifications and other materials reasonably necessary to the continuity of operation of the Property – the foregoing items may be delivered at the Property and not at the Closing.

11.2.7. A closing statement duly executed by Seller setting forth the Purchase Price and any adjustments thereto.

11.2.8. A California Form 593-C duly executed by Seller, as and to the extent prescribed by California law.

11.2.9. Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

ARTICLE XII.

Risk of Loss.

12.1. Condemnation and Casualty. If, on or prior to the Closing Date, all or any portion of the Property is taken by condemnation or eminent domain, or is the subject of a pending taking which has not been consummated, or is destroyed or damaged by fire or other casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is “Material” (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice, or the Closing Date, whichever is earlier. If this Agreement is terminated, the Deposit shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations to the other hereunder except with respect to the Surviving Termination Obligations. If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but (x) Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds or condemnation proceeds, as applicable, net of any costs of repairs and net of reasonable collection costs actually incurred (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty or condemnation including any rent abatement or rent loss insurance for such casualty or condemnation and (y) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price except for a credit in the amount of the applicable insurance deductible.

12.2. Condemnation Not Material. If the condemnation is not Material, then the Closing shall occur without abatement of the Purchase Price and, after deducting Seller’s reasonable costs and expenses actually incurred in collecting any award, Seller shall assign, without recourse, all remaining awards or any rights to collect awards to Purchaser on the Closing Date.

12.3. Casualty Not Material. If the Casualty is not Material, then the Closing shall occur without abatement of the Purchase Price except for a credit in the amount of the applicable deductible and Seller shall not be obligated to repair such damage or destruction and Seller shall assign, without recourse, and turn over to Purchaser all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs actually incurred (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or such casualty including any rent abatement insurance for such casualty.

12.4. Materiality. For purposes of this Article XII (i) with respect to a taking by eminent domain, the term “Material” shall mean any taking whatsoever, regardless of the amount of the award or the amount of the Property taken, excluding, however, any taking solely of (x) subsurface rights or takings for utility easements or right of way easements, if the surface of the Property, after such taking, may be used in the same manner, as reasonably determined by Purchaser, as though such rights had not been taken, or (y) one lease of less than five percent (5%) of the rentable square feet for a term of less than five years, and (ii) with respect to a casualty, the term “Material” shall mean any casualty such that the cost of repairs are greater than Four Hundred Fifteen Thousand and No/100 Dollars ($415,000.00).

ARTICLE XIII.

Default

13.1. Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as provided herein by reason of the default of Seller, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement, receive the Deposit from the Escrow Agent, and in such event Seller shall not have any other liability whatsoever to Purchaser hereunder other than with respect to the Surviving Termination Obligations, or (ii) enforce specific performance of Seller’s obligation to convey the Property, without adjustment to, or credit against the Purchase Price except as provided for in this Agreement; provided, however, if Seller’s default hereunder makes specific performance of the Agreement unavailable (i.e., not merely impracticable or inconvenient) because Seller intentionally sold or conveyed the Property to anyone other than Purchaser (or its permitted assignee) prior to Closing in breach of this Agreement, then, in addition to the return of the Deposit to Purchaser, Seller shall reimburse Purchaser for all third party costs and expenses actually incurred by Purchaser in connection with this transaction, not to exceed $50,000 in the aggregate, and such return of the Deposit and reimbursement of costs and expenses to Purchaser shall be Purchaser’s sole and exclusive remedies in connection with such default. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection (i) above) if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before fifteen (15) days after written notice of termination from Seller or fifteen (15) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit Purchaser’s remedies at law or in equity, as to the Surviving Termination Obligations or Purchaser’s right to recover attorneys’ fees and expenses as provided in Section 16.16.

13.2. Default by Purchaser. IN THE EVENT THE CLOSING AND THE TRANSACTIONS CONTEMPLATED HEREBY DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER HEREBY AGREE A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), A SUM EQUAL TO THE DEPOSIT. UPON SUCH DEFAULT BY PURCHASER, SELLER SHALL HAVE THE RIGHT TO RECEIVE THE DEPOSIT FROM THE ESCROW AGENT AS ITS SOLE AND EXCLUSIVE REMEDY AND THEREUPON THIS AGREEMENT SHALL BE TERMINATED AND NEITHER SELLER NOR PURCHASER SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT WITH RESPECT TO THE

SURVIVING TERMINATION OBLIGATIONS. THE AMOUNT OF THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREBY EXPRESSLY WAIVED BY SELLER. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S REMEDIES AT LAW OR IN EQUITY AS TO THE SURVIVING TERMINATION OBLIGATIONS. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

/s/ JR	/s/ DM
SELLER’S INITIALS	PURCHASER’S INITIALS

ARTICLE XIV.

Brokers

14.1. Brokers. Purchaser and Seller each represents and warrants to the other that it has not dealt with any person or entity entitled to a brokerage commission, finder’s fee or other compensation with respect to the transaction contemplated hereby other than Eastdil Secured (“Broker”). Seller will be responsible for, and shall indemnify and hold Purchaser harmless with respect to, the commission owed Broker. Broker shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to a separate agreement. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Purchaser’s (or its nominee’s) representations and warranties contained in this Article XIV. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of Seller’s representations and warranties contained in this Article XIV. Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this Article XIV shall survive the Closing and/or termination of this Agreement.

ARTICLE XV.

Confidentiality

15.1. Confidentiality. Purchaser expressly acknowledges and agrees that the transactions contemplated by this Agreement, the Documents that are not otherwise known by or readily available to the public and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by Purchaser and shall not be disclosed by Purchaser except to its legal counsel, surveyor, title company, broker, accountants, consultants, officers, partners, directors, managers, members and shareholders, prospective partners and any prospective lenders, prospective managers, financial partners or any other persons acting by or for Purchaser and each of their respective agents, consultants and representatives (the “Authorized Representatives”), and except and only to the extent that such disclosure may be necessary for its performance hereunder or required by law or other regulatory or legal process. Purchaser agrees that it shall instruct each of its Authorized Representatives to maintain the confidentiality of such information and at the request of Seller, to promptly inform Seller of the identity of each such Authorized Representative. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information and materials obtained by Purchaser in connection with the Property that are not otherwise known by or readily available to the public will not be disclosed by Purchaser to any third persons (other than to its Authorized Representatives) without the prior written consent of Seller, except to the extent that such disclosure are required by law or other regulatory or legal process, including, without limitation, applicable securities laws. If the transaction contemplated by this Agreement does not occur for any reason whatsoever, Purchaser shall promptly return to Seller, and shall instruct its Authorized Representatives to return to Seller, all copies and originals of all Documents provided to Purchaser by Seller. Nothing contained in this Section 15.1 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 15.1 in connection with the party’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Authorities required by reason of the transactions provided for herein. The provisions of this Section 15.1 shall survive any termination of this Agreement.

15.2. Post Closing Publication. Notwithstanding the foregoing, each party shall have the right to announce the acquisition of the Property in newspapers and real estate trade publications (including “tombstones”) publicizing the purchase, provided that any public announcement of the transaction shall be made using only such information as is customarily found in public announcements of such transactions. The provisions of this Section 15.2 shall survive Closing and/or any termination of this Agreement.

ARTICLE XVI.

Miscellaneous

16.1. Notices. Any and all notices, requests, demands or other communications hereunder shall be deemed to have been duly given if in writing and if transmitted by hand delivery with receipt therefor, by electronic mail delivery of a PDF copy (with confirmation by hard copy), by overnight courier, or by registered or certified mail, return receipt requested, first class postage prepaid (notices by facsimile shall not be effective until also delivered by another of the foregoing methods), addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof) (the date of such notice shall be the date of actual delivery to the recipient thereof):

To Purchaser:	ITT Acquisitions LLC
c/o Industrial Income Trust Inc.
518 17th Street, 17th Floor
Denver, Colorado 80202
Attention: Tom McGonagle
Telephone: 303-226-9891
Facsimile: 303-645-4501
Email: tmcgonagle@industrialincome.com

With copies to:	Joshua J. Widoff
General Counsel
Industrial Income Trust Inc.
518 17th Street, 17th Floor
Denver, Colorado 80202
Telephone: 303-869-4600
Facsimile: 303-869-4602
Email: jwidoff@dividendcapital.com

and

Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Floor 22
Denver, Colorado 80202
Attn: Lynda A. McNeive
Telephone: (303) 223-1129
Fax No.: (303) 223-1111
Email: lmcneive@bhfs.com

To Seller:	c/o TA Associates Realty
28 State Street, 10th Floor
Boston, Massachusetts 02109
Attn: David Buxbaum
Telephone: (617) 476-2700
Fax No.: (617) 476-2799
Email: buxbaum@tarealty.com

with copies to:	c/o TA Associates Realty
1301 Dove Street, Suite 860
Newport Beach, California 92660-2440
Attn: James Harper
Phone No.: (949) 852-2030
Fax No.: (949) 852-2031
E-mail: harper@tarealty.com

and

Stutzman, Bromberg, Esserman & Plifka,
A Professional Corporation
2323 Bryan Street, Suite 2200
Dallas, Texas 75201
Attn: Kenneth F. Plifka
Phone: (214) 969-4900
Fax No.: (214) 969-4999
email: plifka@sbep-law.com

To Escrow Agent:	Chicago Title Insurance Company
2001 Bryan Street, Suite 1700
Dallas, Texas 75201
Attn: Ellen Schwab
Telephone No.: (214) 965-1670
Fax No.: (214) 965-1629
Email: schwabe@ctt.com

16.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal, substantive laws of California, without regard to the conflict of laws principles thereof.

16.3. Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

16.4. Effective Date. This Agreement shall be effective upon delivery of this Agreement fully executed by the Seller and Purchaser, which date shall be deemed the Effective Date hereof. Either party may request that the other party promptly execute a memorandum specifying the Effective Date.

16.5. Business Days. If any date herein set forth for the performance of any obligations of Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or Federal holiday for which financial institutions or post offices are generally closed in the state where the Property is located or the state where Escrow Agent is located.

16.6. Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement. Executed copies hereof may be delivered by PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by PDF or email, the parties will use their best efforts to deliver originals as promptly as possible after execution.

16.7. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

16.8. Assignment. Except to an affiliate of Purchaser, Purchaser shall not have the right to assign the Agreement without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. Purchaser shall in no event be released from any of its obligations or liabilities hereunder as a result of any assignment. Purchaser shall have the right to assign this Agreement to a Section 1031 exchange intermediary subject to the terms of Section 16.20 hereof. Whenever reference is made in this Agreement to Seller or Purchaser, such reference shall include the successors and assigns of such party under this Agreement.

16.9. Interpretation. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement.

16.10. Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Each party reserves the right to waive any of the terms or conditions of this Agreement which are for their respective benefit and to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement which have not been so waived. Any such waiver must be in writing signed by the party for whose benefit the provision is being waived.

16.11. Severability. If any provision of this Agreement is determined to be unenforceable, such provision shall be reformed and enforced to the maximum extent permitted by Law. If it cannot be reformed, it shall be stricken from and construed for all purposes not to constitute a part of this Agreement, and the remaining portions of this Agreement shall remain in full force and effect and shall, for all purposes, constitute this entire Agreement.

16.12. Survival. Except as otherwise specifically provided for in Sections 5.1, 5.2, 5.3, 5.4, 7.3, 7.4, 8.2, 8.3, 12.1, 14, 15.1, 16.15, 16.16, 16.20, 16.21 and any other provision of this Agreement which requires observance or performance after Closing, whether or not there is an express survival provision (collectively, the “Surviving Termination Obligations”), the provisions of this Agreement and the representations and warranties herein shall not survive after the conveyance of title and payment of the Purchase Price but be merged therein.

16.13. Exhibits. Exhibits A through L attached hereto are incorporated herein by reference.

16.14. Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

16.15. Limitation of Liability. The obligations of Seller are binding only on Seller’s interest in the Property (including the proceeds of sale) and shall not be personally binding upon, nor shall any resort be had to, any other assets of Seller nor the private properties of any of the partners, officers, directors, shareholders or beneficiaries of Seller, or of any partners, officers, directors, shareholders or beneficiaries of any partners of Seller, or of any of Seller’s employees or agents. All documents to be executed by Seller shall also contain the foregoing exculpation. The provisions of this Section 16.15 shall survive Closing and/or any termination of this Agreement.

16.16. Prevailing Party. Should either party employ an attorney to enforce any of the provisions hereof (whether before or after Closing, and including any claims or actions involving amounts held in escrow), the non-prevailing party in any final judgment agrees to pay the other party’s reasonable expenses, including reasonable attorneys’ fees and expenses in or out of litigation and, if in litigation, trial, appellate, bankruptcy or other proceedings, expended or incurred in connection therewith, as determined by a court of competent jurisdiction. The provisions of this Section 16.16 shall survive Closing and/or any termination of this Agreement.

16.17. Escrow Agreement.

16.17.1. Instructions. Purchaser and Seller each shall promptly deposit a copy of this Agreement executed by such party (or either of them shall deposit a copy executed by both Purchaser and Seller) with Escrow Agent, and, upon receipt of the Deposit from Purchaser, Escrow Agent shall immediately execute this Agreement where provided below. This Agreement, together with such further instructions, if any, as the parties shall provide to Escrow Agent by written agreement or as instructions for Closing, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of Escrow Agent hereunder are not acceptable to Escrow Agent, or if Escrow Agent requires additional instructions, the parties hereto agree to make such deletions, substitutions and additions hereto as counsel for Purchaser and Seller shall mutually approve, which additional instructions shall not substantially alter the terms of this Agreement unless otherwise expressly agreed to by Seller and Purchaser.

16.17.2. Real Estate Reporting Person. Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation, and Escrow Agent shall make any filings required in connection with California Form 593-C. Seller and Purchaser shall promptly furnish their federal tax identification numbers to Escrow Agent and shall otherwise reasonably cooperate with Escrow Agent in connection with Escrow Agent’s duties as real estate reporting person.

16.17.3. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent shall be conclusively entitled to rely, except as hereinafter set forth, upon written instruction from Purchaser or Seller as to how the Deposit (which, for purposes of this Section shall be deemed to also include any other escrowed funds held by the Escrow Agent pursuant to this Agreement) should be disbursed. Any notice sent by Seller or Purchaser (the “Notifying Party”) to the Escrow Agent shall be sent simultaneously to the other noticed parties pursuant to Section 16.1 herein (the “Notice Parties”). Notice by either party may be given by its attorneys. If the Notice Parties do not object to the Notifying Party’s notice to the Escrow Agent within ten (10) days after the Notice Parties’ receipt of the Notifying Party’s written instructions to the Escrow Agent, the Escrow Agent shall be able to rely on the same. If the Notice Parties send, within such ten (10) days, written notice to the Escrow Agent disputing the Notifying Party’s certificate, a dispute shall exist and the Escrow Agent shall hold the Deposit as hereinafter provided. The parties hereto hereby acknowledge that Escrow Agent shall have no liability to any party on account of Escrow Agent’s failure to disburse the Deposit if a dispute shall have arisen with respect to the propriety of such disbursement and, in the event of any dispute as to who is entitled to receive the Deposit, disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit or interplead such funds into a court of competent jurisdiction pending a final decision of such controversy. The parties hereto further agree that Escrow Agent shall not be liable for failure of any depository and shall not be otherwise liable except in the event of Escrow Agent’s gross negligence or willful misconduct. The Escrow Agent shall be reimbursed on an equal basis by Purchaser and Seller for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the Deposit. The obligations of Purchaser and Seller, respectively, with respect to the Escrow Agent are intended to be binding only on such party and its assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of such party, or of any partners, officers, directors, shareholders or beneficiaries of any partners of such party, or of any of its employees or agents.

16.18. No Recording. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction, by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

16.19. Waiver of Trial by Jury. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

16.20. Section 1031 Exchange. Purchaser may, without Seller’s consent, assign this Agreement to a qualified intermediary in order to facilitate a like-kind exchange transaction, which includes the Property, pursuant to Section 1031 of the Internal Revenue Code. Seller further agrees to reasonably cooperate with Purchaser in effecting such transaction, provided that any such exchange transaction, and the related documentation, shall: (i) not require Seller to expend any additional funds or execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties which would expand Seller’s obligations beyond this Agreement, (ii) not delay the Closing or the transaction contemplated by this Agreement, (iii) not release Purchaser or otherwise affect Purchaser’s obligation to perform in accordance with the terms hereof or any liability of the parties to one another under the terms of this Agreement, and (iv) not include Seller’s acquiring title to any property which is not the subject of this Agreement. Further, Purchaser shall indemnity Seller from and against all liability arising out of such cooperation (including reasonable attorneys’ fees) which indemnity shall survive any closing hereunder or termination of this Agreement and it shall be Purchaser’s responsibility to determine whether the exchange property and the transaction qualifies as an exchange of property of “like kind’ within the meaning of the Internal Revenue Code, and Purchaser shall be solely responsible for the tax consequences to Purchaser of the exchange, it being agreed that Seller shall have no obligation or liability to Purchaser in connection therewith. The respective obligations of Seller and Purchaser under this Section 16.20 shall survive the Closing and shall not be merged therein.

16.21. 8-K Requirements. After the Closing, at the request of Purchaser and at Purchaser’s expense, Seller shall make available to Purchaser the historical financial information in Seller’s possession regarding the operation of the Property to the extent required by Purchaser (as a publicly-traded real estate investment trust) in order to prepare stand-alone audited financial statements for such operations and in accordance with generally accepted accounting principles, as of the end of the fiscal year 2009 and any required subsequent date or period, and to cooperate (at Purchaser’s expense) with Purchaser and any auditor engaged by Purchaser for such purpose. Seller shall, without liability, recourse or cost to Seller, provide to Purchaser’s designated independent auditor a representation letter regarding the books and records of the Property in substantially the form of Exhibit J attached hereto and made a part hereof (the “Audit Inquiry Letter”). Purchaser and, by its joinder below, Industrial Income Trust Inc. (“IIT”), hereby acknowledge and agree that (a) Purchaser and IIT shall be solely liable to pay and shall reimburse Seller, within five (5) business days following Seller’s request, for all third-party, out-of-pocket costs and expenses incurred by Seller in assisting Purchaser at Purchaser’s request under this Section (such assistance, the “Audit Assistance”), including all such costs incurred to review, research and complete the Audit Inquiry Letter; (b) Seller’s performance of any Audit Assistance shall be solely as an accommodation to Purchaser and Seller shall have no, and Seller is hereby fully released and discharged from, any and all liability or obligation with respect to the Audit Assistance, any filings (the “SEC Filings”) made by Purchaser or IIT with the United States Securities and Exchange Commission (“SEC”) and the Audit Inquiry Letter; and (c) Purchaser and IIT hereby, jointly and severally, agree to indemnify, protect, defend and hold Seller, its partners and their respective members, officers, directors, shareholders, participants, affiliates, employees, representatives, investors, agents, successors and assigns (each an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all costs, expenses, losses, liabilities, damages, claims, demands, allegations or actions (collectively, “Losses”) actually asserted against or actually incurred by any Indemnified Party as a result of or otherwise arising in connection with the Audit Assistance, the SEC Filings and/or the Audit Inquiry Letter; provided, that Losses shall specifically exclude any Losses proximately resulting from the gross negligence or willful misconduct of an Indemnified Party.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the date or dates set forth below.

SELLER:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V, LLC, its general partner

	By:	Realty Associates Advisors LLC, its manager

		By:	Realty Associates Advisors Trust, its manager

			By:	/s/ James P. Raisides
			Name:	James P. Raisides
			Title:	Sr. Vice President

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

	By:	/s/ James P. Raisides
	Name:	James P. Raisides
	Title:	Sr. Vice President

Seller’s Tax ID No.: ______________________

PURCHASER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, Its Sole Member

	By:	Industrial Income Operating Partnership LP, Its Sole Member

		By:	Industrial Income Trust Inc., Its General Partner

			By:	/s/ Dwight L. Merriman
			Name:	Dwight L. Merriman
			Title:	Chief Executive Officer

Purchaser’s Tax ID No.: ____________

IIT has executed this Agreement in its corporate capacity solely for the purpose of evidencing its consent and agreement to the terms of Section 16.21 of this Agreement.

IIT:

INDUSTRIAL INCOME TRUST, INC.

By:	/s/ Dwight L. Merriman
Name:	Dwight L. Merriman
Title:	Chief Executive Officer

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Initial Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement and that the person signing below is authorized to bind Escrow Agent.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	Ellen Schwab
Name:	Ellen Schwab
Title:	Comm. Escrow Officer

Date:	August 4, 2010

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	-	Legal Description
Exhibit B	-	Due Diligence Documents to be Delivered by Seller
Exhibit C	-	Form of Tenant Estoppel Certificate
Exhibit D	-	Permitted Exceptions
Exhibit E	-	Lease Schedule
Exhibit F	-	Form of Special Warranty Deed
Exhibit G	-	Form of General Assignment and Bill of Sale
Exhibit H	-	Form of Notice Letter to Tenants
Exhibit I	-	Form of Non-Foreign Entity Certificate
Exhibit J	-	Form of Audit Inquiry Letter
Exhibit K	-	List of Contracts
Exhibit L	-	List of Leasing Commission Agreements

EXHIBIT A

LEGAL DESCRIPTION

THAT PORTION OF LOT 3 OF THE I. HEYMAN TRACT, IN THE RANCHO SAN ANTONIO, IN THE CITY OF BELL GARDENS, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 7 PAGE 249 OF DEEDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 3; THENCE ALONG THE NORTHERLY LINE OF SAID LOT, SOUTH 82 3/4 DEGREES EAST, TO ITS INTERSECTION WITH THE WESTERLY LINE OF EASTERN AVENUE, AS DESCRIBED IN THE FINAL DECREE OF CONDEMNATION, ENTERED SEPTEMBER 15, 1937 IN LOS ANGELES COUNTY SUPERIOR COURT, CASE NO. 408946, A CERTIFIED COPY THEREOF WAS RECORDED SEPTEMBER 15, 1937 IN BOOK 15179 PAGE 171 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE SOUTHERLY ALONG SAID EASTERN AVENUE TO ITS INTERSECTION WITH THE NORTHERLY LINE OF THE RIGHT OF WAY OF THE ANAHEIM AND SANTA ANA BRANCH OF THE SOUTHERN PACIFIC RAILROAD; THENCE WESTERLY ALONG SAID NORTHERLY LINE ON 0 DEGREES 30 MINUTES CURVE, CONCAVE TO THE SOUTH TO THE SOUTHEAST CORNER OF THE 12 ACRE TRACT OF LAND CONVEYED TO ENOS STRAWN, BY DEED RECORDED IN BOOK 759 PAGE 51 OF DEEDS; THENCE ALONG THE EASTERLY LINE OF SAID LOT 12 ACRE TRACT, NORTH 08° 38 MINUTES EAST 7.42 CHAINS TO THE NORTHEAST CORNER THEREOF, BEING A POINT DISTANT SOUTHERLY 20 FEET, MEASURED AT RIGHT ANGLES, FROM THE NORTHERLY LINE OF SAID LOT 3; THENCE ALONG THE NORTHERLY LINE OF SAID 12 ACRE TRACT AND PARALLEL WITH THE NORTHERLY LINE OF SAID LOT, NORTH 81 DEGREES 45 MINUTES WEST 13.60 CHAINS TO THE NORTHWEST CORNER OF SAID 12 ACRE TRACT AND THE EASTERLY LINE OF THE COMPTON AND JABONERIA ROAD JOINING SAID LOT 3 ON THE WEST; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID ROAD TO BEGINNING.

EXCEPT ANY PORTION OF SAID LAND WITHIN THE LINES OF SHULL STREET, SIXTY FEET WIDE.

ALSO EXCEPT TO GRANTOR ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER SAID LAND BELOW A DEPTH OF 500 FEET WITHOUT THE RIGHT OF SURFACE ENTRY, AS RESERVED BY ATLANTIC RICHFIELD COMPANY, FORMERLY THE ATLANTIC REFINING COMPANY, SUCCESSOR BY MERGER TO RICHFIELD OIL COMPANY IN DEED RECORDED JUNE 5, 1970 AS INSTRUMENT NO. 96, EXCEPTING THEREFROM ALL BUILDING AND IMPROVEMENTS AS GRANTED BY CONVEYANCE, FROM DUNN PROPERTIES CORPORATION IN FAVOR OF DUNN CONSTRUCTION COMPANY, A CALIFORNIA PARTNERSHIP, DATED SEPTEMBER 1, 1972 RECORDED DECEMBER 29, 1972 AS INSTRUMENT NO. 6561, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY.

EXHIBIT A - PAGE 1 OF 1

EXHIBIT B

DUE DILIGENCE DOCUMENTS

TO BE DELIVERED OR MADE AVAILABLE BY SELLER

Existing Title Policy

CC&R’s/REA’s if applicable

Existing ALTA Survey

Existing Environmental Report(s) - Phase I, Phase II, etc.

Seismic Report, if applicable

As-Built Drawings (Hard copy & electronic)

Architectural Drawings (Hard copy & electronic)

Mechanical, Electrical, Plumbing, Sprinkler/Fire Protection Drawings and Specifications

Certificates of Occupancy and/or Substantial Completion (shell & tenant)

Warranties & Guaranties (HVAC, Roof, Elevator, Other)

Governmental Permits, Notices, Reports, Citations, Compliance / Non-Compliance & Correspondence

Documents from any Governmental authority pertaining to the property

Annual Inspection Reports (elevator, HVAC, roof, fire pump, sprinkler) for last 24 months

Recent Inspection Reports (fire department, building inspections, zoning, if applicable)

Leases, Amendments & Subleases

Rent Commencement Letters

Tenant Correspondence

Summary of any Proposed Leases

List of Personal Property

Tenant Financial Statements

Tenant Contact List

Detailed Rent Roll (including expiration summary, security deposits, options, etc.)

Historical Operating Statements (24 months)

General and/or Tenant Ledgers (2007, 2008, 2009 & YTD)

Aged Receivables/Delinquency Report

Annual Expense Reconciliation (current and prior year)

Year-end Trial Balance

Summary of Capital Expenditures and Major Repairs for last 24 months

Current Year Tax Valuation

Tax Bills (previous two years)

History of Tax Protests, if any (including original and final valuations)

EXHIBIT B - PAGE 1 OF 2

Pending Tax Protests, if any

Seller’s Issuance of Insurance Claims or Letter Stating None

Tenant Insurance Certificates

EXHIBIT B - PAGE 2 OF 2

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

                                                                                   (the “Tenant”) hereby certifies to THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (the “Owner”) and ITT ACQUISITIONS LLC, a Delaware limited liability company, its and successors or assigns (“Purchaser”) and its Lenders (as defined below) as follows:

The undersigned Tenant understands that Purchaser or its assigns intends to purchase certain real property and improvements, which includes the Premises (the “Property”). In connection with the purchase by Purchaser, Purchaser has requested that the Tenant complete this tenant certificate (the “Tenant Certificate”) with the appropriate information as it pertains to the Tenant’s lease and to agree to the requirements set forth herein.

The undersigned Tenant hereby certifies to and agrees with Owner and Purchaser as to the following:

1. Pursuant to that certain Lease dated                     , 20     (the “Lease”), Tenant leases approximately                                          square feet of space (the “Premises”). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Owner for the Premises. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Premises and there are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement):                                                                                                                                                                                                         . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

2. The term of the Lease began on                                                              ,                      and will end on                                         , 20    .

3. The Lease does/does not provide for an option to extend the term of the Lease for                                          years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any right to purchase all or any part of the Premises or the Property.

4. Tenant has neither sent nor received any notice of default under the Lease which remains uncured and to the best of Tenant’s knowledge, neither Tenant nor Owner has committed any breach under the Lease, which alone or with the passage of time, the giving of notice, or both would constitute a default thereunder, except as follows:                                                                                                                                                                                                      . To the best of Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Owner.

EXHIBIT C - PAGE 1 OF 2

5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $                                         and estimated monthly pass throughs in the amount of                                         . Monthly installments of rent have been paid through                                         . Tenant is not entitled to any periods of free rent, partial rent, rebate of rental payments or any other type of rental concession. Tenant has no claim or defense against Owner under the Lease and is asserting no offsets or credits against the rent.

6. Tenant has not prepaid any rent or other charges under the Lease to Owner other than the following:                                                                                                                                                                                                                                                                   .

7. A cash security deposit in the amount of $                                         has been paid to Owner under the Lease, and Tenant has not given Owner any other security or similar deposit.

8. Tenant has accepted possession of and is in full occupancy of the Premises, and has not sublet or assigned Tenant’s leasehold interest; all improvements required to be made by Owner, if any, have been completed to the full satisfaction of Tenant, and any tenant improvement allowances required by the Lease, if any, to be made by Owner have been paid in full to the satisfaction of Tenant, except for the following:                                                                                                                                                                   .

This Tenant Estoppel Certificate is made to Purchaser in connection with the prospective purchase by Purchaser or Purchaser’s assignee of the Property. This Tenant Estoppel Certificate may be relied on by Purchaser, and any other party who acquires an interest in the Premises in connection with such purchase and any person or entity which may finance such purchase (each, a “Lender”).

Dated this                      day of                     , 201  .

[NAME OF TENANT]

By:
Name:
Title:

EXHIBIT C - PAGE 2 OF 2

EXHIBIT D

PERMITTED EXCEPTIONS

1.	Real estate taxes for the year of Closing and subsequent years, a lien not yet due and payable and all general and special assessments.

2.	Rights of tenants pursuant to unrecorded leases listed on the Rent Roll.

3.	Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.

4.	Additional exceptions to be added subject to, and in accordance with, Article VI of the Agreement.

EXHIBIT D - PAGE 1 OF 1

EXHIBIT E

LEASE SCHEDULE

[Please see rent roll attached hereto]

NOTE:	The rent roll has been attached for reference purposes only and Seller does not represent the accuracy thereof except as specifically set forth in Article VII of this Agreement.

EXHIBIT E - PAGE 1 OF 1

EXHIBIT F

FORM OF GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Grantor”), grants, bargains, sells and conveys to                                                               (“Grantee”), that certain real property located in the City of Bell Gardens, County of Los Angeles, State of California, and more particularly described as follows (the “Land”):

See attached Exhibit A, incorporated by reference to this document, together with all improvements, structures and fixtures located thereon, and together with all rights, privileges and easements appurtenant to the Land and said improvements, including, without limitation, all of Grantor’s right, title and interest, if any, in and to all minerals, water and mineral and water rights and all easements, licenses, covenants and other rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and such improvements

This Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to only (i) non-delinquent real estate taxes and assessments, and (ii) the matters set forth on Exhibit B attached to this Grant Deed.

[SIGNATURE ON FOLLOWING PAGE]

EXHIBIT F - PAGE 1 OF 4

IN WITNESS WHEREOF, this Deed has been executed by Grantor to be effective as of the              day of                     , 201  .

GRANTOR:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

	By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Name:
Title:

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT F - PAGE 2 OF 4

THE STATE OF                      §

COUNTY OF                            §

On                     , 201  , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                              , a                                                               of Realty Associates Advisors Trust, in its capacity as the manager of Realty Associates Advisors LLC, in its capacity as the manager of Realty Associates Fund V LLC, in its capacity as general partner of THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)
Notary Public in and for the said State

THE STATE OF                      §

COUNTY OF                            §

On                     , 201  , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                              , a                                                               of Realty Associates Fund V Texas Corporation, in its capacity as general partner of THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

(SEAL)
Notary Public in and for the said State

EXHIBIT F - PAGE 3 OF 4

SEPARATE STATEMENT OF

DOCUMENTARY TRANSFER TAX AND REQUEST

THAT TAX DECLARATION NOT BE MADE A PART OF

THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER

County Recorder

                     County, California

Dear Sir or Madam:

In accordance with Section 11932 of the California Revenue and Taxation Code, it is requested that this Statement not be recorded with the attached Grant Deed but be affixed to the Grant Deed after recordation and be returned as directed thereon.

The Grant Deed names THE REALTY ASSOCIATES FUND V, L.P., as Grantor and                                         , as Grantee. The property being transferred is located in the City of                     , County of                     , State of California.

The amount of documentary transfer tax due on the attached Grant Deed is                                          Dollars and                                          Cents ($            ), computed on the full value of the property.

Dated:

Seller/Agent

EXHIBIT F - PAGE 4 OF 4

EXHIBIT G

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (the “Bill of Sale”) is made as of the                  day of                     , 201_ by: (i) THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Seller”), and                                           (ii)                                                              , a                                                               (“Purchaser”).

KNOW ALL MEN BY THESE PRESENTS:

Concurrently with the execution and delivery hereof, pursuant to a certain Agreement of Purchase and Sale dated                     , 201_ (the “Agreement”) between Seller and Purchaser, Seller is conveying to Purchaser all of Seller’s right, title and interest in and to the real property described on Exhibit A attached hereto and made a part hereof (the “Land”) and in and to the building, parking areas and other structures and improvements located on the Land (collectively, the “Improvements”) located in Bell Gardens, California. The Land and the Improvements are hereinafter sometimes collectively referred to as the “Property.”

It is the desire of Seller to hereby sell, assign, transfer, convey, set-over and deliver to Purchaser all of Seller’s right, title and interest in and to the Assigned Property (as hereinafter defined).

1. Bill of Sale and Assignment.

Seller does hereby sell, assign, transfer, set-over and deliver unto Purchaser, its successors and assigns, subject to the limitations contained in Section 8.2 of the Agreement, all right, title and interest of Seller in and to:

a. All personal property (including equipment), if any, owned by Seller and located on the Property as of the date hereof, all plans and specifications and as-built drawings for the Improvements and equipment in Seller’s possession or control, all inventory owned by Seller, if any, located on the Property on the date hereof, and all fixtures (if any) owned by Seller and located on the Property as of the date hereof (the “Personal Property”);

b. All non-exclusive trademarks and trade names, if any, used or useful in connection with the Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the “Trade Names”);

c. Seller’s interest, if any, in and to any Assigned Contracts (as defined in the Agreement), guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, to the extent assignable (collectively, the “Intangible Property”);

EXHIBIT G - PAGE 1 OF 4

d. All leases, subleases, licenses and other occupancy agreements, together with any and all amendments, modifications or supplements thereto and any guarantees thereof (the “Leases”) demising space in or otherwise similarly affecting or relating to the Property and more particularly described on Exhibit E to the Agreement, and all prepaid rent attributable to the period after the date hereof, and all security deposits thereunder (collectively, the “Leasehold Property”); subject, however to the rights of Seller set forth in Section 4.2.4 of the Agreement to rents under the leases assigned hereby attributable to the period prior to the date hereof.

TO HAVE AND TO HOLD the Personal Property, the Trade Names, the Intangible Property, the Leases and the Leasehold Property (collectively, the “Assigned Property”) unto Purchaser, its successors and assigns, forever.

2. Assumption.

Purchaser accepts the foregoing assignment and assumes and agrees to be bound by and to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by the lessor under the Leases arising on or after the date hereof.

3. Limitation of Liability.

The obligations of Seller and Purchaser are intended to be binding, respectively, only on such party and its assets and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the partners, officers, directors, shareholders or beneficiaries of such party, or of any partners, officers, directors, shareholders or beneficiaries of any partners of such party, or of any of its employees or agents.

4. Exclusions from Personal Property.

It is hereby acknowledged by the parties that the Assigned Property shall not include claims relating to any real property tax refunds or rebates relating to periods prior to the date hereof, existing insurance claims and any existing claims against tenants of the Property, which claims are hereby reserved by Seller to the extent set forth in Section 1.2 of the Agreement.

5. Counterpart Copies.

This Bill of Sale may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Bill of Sale.

EXHIBIT G - PAGE 2 OF 4

IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of the date first written above.

SELLER:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Name:
Title:

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT G - PAGE 3 OF 4

PURCHASER:

a

By:
Name:
Title:

EXHIBIT G - PAGE 4 OF 4

EXHIBIT H

NOTICE LETTER TO TENANTS

                         , 201

CERTIFIED MAIL,

RETURN RECEIPT REQUESTED

Dear Tenant:

We are pleased to advise you that the building in which your premises are located at                                              , has been sold by THE REALTY ASSOCIATES FUND V, L.P. to                                                               (the “Purchaser”) effective as of the date set forth above. Your lease agreement has been assigned to and accepted by Purchaser and Purchaser has agreed to assume all responsibility for the security deposit currently held under your lease, such deposit being in the amount of $                            .

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable to                                  and mailed to                      c/o                 .

The Purchaser looks forward to working with you in the operation of this Property.

EXHIBIT H - PAGE 1 OF 3

Very truly yours,

SELLER:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Name:
Title:

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT H - PAGE 2 OF 3

PURCHASER:

a

By:
Name:
Title:

EXHIBIT H - PAGE 3 OF 3

EXHIBIT I

NON-FOREIGN ENTITY CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Transferor”), the undersigned hereby certifies on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor’s U.S. employer identification number is ; and

3.	Transferor’s office address is:

c/o TA Realty Associates
28 State Street, 10th Floor
Boston, Massachusetts 02109.

4.	The Transferor is not a “disregarded entity” (as that term is defined in the Code and the Income Tax Regulations promulgated thereunder).

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.

EXHIBIT I - PAGE 1 OF 2

Dated:                         , 201

TRANSFEROR:

THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership

By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

		By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Name:
Title:

By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

By:
Name:
Title:

EXHIBIT I - PAGE 2 OF 2

EXHIBIT J

FORM OF AUDIT INQUIRY LETTER

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended                             , 20    , was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [INSERT NAME AND ADDRESS OF PROJECT] (the “Project”) in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project. In connection with your [INSERT DATE] audit we confirm, to our actual knowledge, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

A. We have made available to you all financial records and related data concerning this Project which are in our possession.

B. We are not aware of any:

1.	Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

2.	Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

3.	Material events that have occurred subsequent to , 20 that would require material adjustment to the statement of operating income.

EXHIBIT J - PAGE 1 OF 2

C. There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

This letter has been executed by the undersigned subject to the terms of Section 16.21 of that certain Purchase and Sale Agreement dated July     , 2010, by and between the undersigned and an affiliate of Industrial Income Trust Inc.

SELLER:

,
a

By:
Name:
Title:	]

EXHIBIT J - PAGE 2 OF 2

EXHIBIT K

LIST OF CONTRACTS

Vendor/Contractor	Phone#	Purpose of Contract	Contract Expires	Contract Amount

Pacific Cutting Edge	714-288-9128	Exterior Landscape	12/31/2010	$950.00/mo

Classic Property Svcs	714-474-1815	Pkg Lot Sweeping	12/31/2010	$810.00/qtr

Protection One	714-396-8631	8429/8433 Alarm Panel Monitoring		$131.50/mo

Palos Verdes Monitoring	310-521-8537	8435 Alarm Panel Monitoring		$225.00/qtr

White Mechanical	949-716-8379	HVAC Quarterly Mtnce	6/30/2010	$115.00/qtr

Stanley/HSM	800-836-6691	Fire Pump Monitoring	Month to Month	$293.16/bi	-annually

Pacific Cutting Edge	714-288-9128	Tree Cutting	12/31/2010	$1760.00/yr

ADT		Alarm Monitoring	3/24/2015	$967.36/yr

Ortiz Fire Protection		Annual Pump House	Month to Month	$775.00/yr

EXHIBIT K - PAGE 1 OF 1

EXHIBIT L

LIST OF LEASING COMMISSION AGREEMENTS

NONE

EXHIBIT L - PAGE 1 OF 1